UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Vice President, General Counsel, and Corporate Secretary

On January 16, 2019, TransAtlantic Petroleum Ltd. (the “Company” or “TransAtlantic”) announced that Chad D. Burkhardt, the Company’s vice president, general counsel, and corporate secretary, has left the Company, effective January 16, 2019 (the “Separation Date”).

In connection with the foregoing, on January 14, 2019, the Company and Mr. Burkhardt entered into a Separation Agreement and General Release (together, the “Agreement”). The Agreement provides that (i) Mr. Burkhardt released all claims against the Company and its affiliates and is subject to indefinite confidentiality and non-disparagement obligations; (ii) he will receive a separation payment of $40,894.82 (less applicable deductions and withholdings); (iii) the Company will vest 10,178 of his outstanding restricted stock units on the Separation Date; and (iv) he will be eligible to receive any bonus awarded for 2018 Company performance.

Appointment of Vice President, General Counsel, and Corporate Secretary

On January 16, 2019, the Company announced that its board of directors appointed Tabitha Bailey as vice president, general counsel, and corporate secretary, effective January 16, 2019.

Ms. Bailey, 33, has served as associate general counsel of TransAtlantic since June 2017. From 2013 to 2017, Ms. Bailey served as an attorney in the corporate department at Akin Gump Strauss Hauer & Feld LLP, where she represented clients in mergers, acquisitions, capital raising, securities compliance, and other strategic transactions across a broad range of industries. Ms. Bailey began her career as an attorney in the corporate department at Haynes and Boone, LLP. Ms. Bailey earned a B.A. in International Studies and Economics from the University of Mississippi and a J.D. from Vanderbilt University Law School.

The Company and Ms. Bailey will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 19, 2011.

Appointment of Chief Accounting Officer

On January 16, 2019, the Company announced that its board of directors appointed Michael Hill as chief accounting officer and designated Mr. Hill as the principal financial officer and principal accounting officer of the Company, effective January 28, 2019.

Mr. Hill, 37, has served as chief accounting officer of AVAD Energy Partners, LLC since December 2017, where he has been responsible for internal and external financial reporting, cash management, debt compliance, relationships with oil and gas purchasers, execution of the hedging strategy, and analyzing profitability. Previously, Mr. Hill served as corporate controller of TransAtlantic from June 2017 to December 2017, financial reporting manager at TransAtlantic from 2012 to June 2017, and senior financial reporting accountant at TransAtlantic from 2010 to 2012. While at TransAtlantic, Mr. Hill managed the accounting staff in TransAtlantic’s corporate and international offices and was responsible for public external financial reporting, internal management reporting, implementing and monitoring internal control over financial reporting, and professional development of the accounting staff in Dallas and Turkey. Mr. Hill previously served as international controller at Toreador Resources Corporation and a senior auditor at Grant Thornton LLP. Mr. Hill earned a B.B.A. in Accounting and Finance from Texas Tech University.

There are no arrangements or understandings between Mr. Hill and any other persons pursuant to which he was appointed as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Company and Mr. Hill will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2011.

G. Fabian Anda will continue to serve as the Company’s principal accounting and financial officer and vice president of finance until January 28, 2019 and thereafter will remain with the Company as the vice president of finance. Ozan Ulker will remain the Company’s Chief Financial Officer, Turkey.

Item 7.01  Regulation FD Disclosure.

On January 16, 2019, the Company issued a press release related to the matters discussed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated January 16, 2019, issued by TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 16, 2019

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Tabitha T. Bailey
Tabitha T. Bailey
Vice President, General Counsel, and Corporate Secretary

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